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                                                                    Exhibit 24.1

                         [PSA LETTERHEAD APPEARS HERE]


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Joseph D. Sansome and Michael A. Taylor, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Current Report on Form S-3 for the account of selling shareholders of Dean Elazah, Child
Health Systems, Inc. and "Selling Stockholders" as listed in the Current Report on Form S-3 of Pediatric Services of America, Inc. and any and all amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This 31st day of May, 1996.


                                      /s/ Irving S. Shapiro
                                      -------------------------
                                          Irving S. Shapiro